Exhibit 10.3
FIRST AMENDMENT TO THE
USEC INC. PENSION RESTORATION PLAN
(As Amended and Restated Effective January 1, 2008)
     WHEREAS, the USEC Inc. Pension Restoration Plan (“Plan”) was amended and restated effective January 1, 2008; and
     WHEREAS, additional amendments to the Plan are desired in order to comply with Section 409A of the Internal Revenue Code of 1986, as amended;
     NOW THEREFORE, the Plan is amended as follows:
I.
     The fourth sentence of Section 4.4 is amended to read as follows, effective January 1, 2008:
With regard to Non-Grandfathered Benefits, death benefits shall be paid in a lump sum.
II.
     Section 4.10 is amended, effective October 23, 2004, by adding the following at the end thereof:
For periods prior to January 1, 2008, the Plan shall be operated in good faith compliance with the provisions of Section 409A and applicable guidance thereunder.
III.
     Except as set forth herein, the Plan shall remain in full force and effect.
     Executed this 1st day of August, 2008

USEC INC.
By:	/s/ W. Lance Wright
Senior Vice President, Human Resources
and Administration

ATTEST
By:	/s/ Peter B. Saba
Secretary